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                                                                    EXHIBIT 23.3



                               [RBZ LETTERHEAD]





                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the use of our report on the financial statements of Visual Software and subsidiaries dated March 18, 1996 incorporated by reference in this Registration Statement on Form S-8 of Micrografx, Inc. It should be noted that we have audited the financial statements of Visual Software and subsidiaries for the years ended June 30, 1995 and 1994. We have not audited any financial statements subsequent to June 30, 1995 or performed any audit procedures subsequent to the date of our report.


                                             /s/ ROTH BOOKSTEIN & ZASLOW


Los Angeles, California
May 6, 1996